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                                                                    EXHIBIT 10.2

                              VARI-L COMPANY, INC.
                                STOCK GRANT PLAN

                              ADOPTED JUNE 16, 1995
           AMENDED JANUARY 24, 1997, JUNE 19, 1998 AND JANUARY 1, 2002

         Section 1. Purpose. The purpose of the Stock Grant Plan (the "Plan") is to provide incentives for selected persons to promote the financial success and progress of Vari-L Company, Inc. (the "Company") through the award of shares of the Company's $.01 par value Common Stock ("Awards").

         Section 2. General Provisions of the Plan.

                  a. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall be comprised of two or more independent outside directors designated by the Board of Directors. Notwithstanding the foregoing, if it would be consistent with all applicable laws, including, without limitation, Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"), then the Plan may be administered by the Board of Directors, and if so administered all subsequent references to the Committee shall be read as referring to the Board of Directors. Any action of the Committee with respect to the Plan shall be taken by majority vote or by the unanimous written consent of the Committee members.

                  b. The Committee shall have full power to construe, interpret and administer the Plan and to establish, amend and rescind rules and regulations for its administration, and to make all other determinations and take all other actions which it deems necessary or advisable for the administration of the plan.

                  c. The Committee shall determine, in its sole discretion, which participants under the Plan shall be granted Awards, the time or times at which Awards are granted, and the number of shares in each Award.

                  d. The Committee shall also determine any other terms and conditions relating to Awards granted under the Plan as the Committee may prescribe, in its sole discretion.

                  e. The Committee may, in its discretion, delegate its administrative duties with respect to the Plan to an officer of employees, or to a committee composed of officers or employees, of the Company.

                  f. All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representative, heirs and beneficiaries.


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                  g. Notwithstanding anything to the contrary herein, the
Committee shall have no authority to determine the amount, price or timing of Awards hereunder to members of the Committee, unless, and only to the extent that, its exercise of such authority is consistent with all applicable laws, including, without limitation, Rule 16b-3.

         Section 3. Eligibility. Subject to the terms of the Plan, Awards may be granted only to such officers, directors, employees, consultants, advisors, and independent contractors providing bona fide services to the Company, as the Committee shall select from time to time in its sole discretion provided that, with respect to consultants, advisors and independent contractors such services may not be in connection with the offer or sale of securities in a capital-raising transaction. A person may be granted more than one Award under this Plan.

         Section 4. Number of Shares Subject to Plan. The maximum aggregate number of shares of the Company's Common Stock which may be granted to participants shall be 100,000, subject to adjustment as provided in this Plan. These shares may consist of shares of the Company's authorized but unissued Common Stock or shares of the Company's authorized and issued Common Stock reacquired by the Company and held in its treasury, or any combination thereof.

         Section 5. Grants of Awards. The Committee may impose such conditions on Awards granted under the Plan as it may, in its discretion, determine. The terms and conditions of Awards granted under the Plan may differ from one another as the Committee shall in its discretion determine so long as all Awards granted under the Plan satisfy the requirements of the Plan. No grant will be made if, in the judgment of the Committee, such a grant would constitute a public distribution within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and relations promulgated thereunder, or corresponding state securities laws.

         Section 6. Automatic Grants to Committee Members. Except as provided in
Section 2(g) hereof, no action may be taken by the Committee to grant any Awards to members of the Committee. Notwithstanding the foregoing and irrespective of any action by the Committee, so long as the Plan is in effect and shares are available for grant, each member of a standing committee of the Board of Directors (other than members who are officers or employees of the Company) will receive an automatic grant of 150 shares per quarter on the first business day of the first month of each quarter.

         Section 7. Tax Withholding. The grant of any Award is subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such grant, exercise or the delivery or purchase of shares pursuant thereto, then in such event, the grant of the Award shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company.



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         Section 8. Delivery of Award Stock. As promptly as practicable after the Committee has authorized the grant of an Award, and the recipient of the Award has satisfied the conditions, if any, specified by the grant of the Award, a certificate or certificates registered in that person's name, representing the number and shares of Common Stock that were granted shall be issued and delivered. Shares shall not be issued with respect to any Award granted under the Plan unless the grant of that Award and the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of state and federal law, including without limitation the Securities Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange or quotation system upon which the shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Further, each recipient of an Award shall consent to the imposition of a legend on the certificate representing the shares of Common Stock issued upon the grant of the Award restricting their transferability as required by law, the Award, or by the Plan.

         Section 9. Employment of Recipient. Nothing in the Plan or in any Award granted hereunder shall confer upon any recipient of an Award any right to continued employment or retainer by the Company, or limit in any way the right of the Company at any time to terminate or alter the terms of any employment or consulting arrangement.

         Section 10. Rights Upon Termination of Employment, Consultant, Advisor or Independent Contractor Status. If the recipient of an Award ceases to be employed by the Company or ceases to serve as a consultant, advisor or independent contractor of the Company, or otherwise ceases to provide bona fide services as specified in the eligibility requirements set forth in Section 3, any portion of his Award for which the conditions specified in the grant of the Award have not been satisfied shall immediately terminate.

         Section 11. Privileges of Stock Ownership. Notwithstanding the authorization of an Award granted pursuant to the terms of the Plan, no person shall have any of the rights or privileges of a shareholder of the Company in respect of any shares of stock issuable upon the grant of an Award until certificates representing the shares have been issued and delivered. No shares shall be required to be issued and delivered upon the authorization of any Award until there has been full compliance with all of the conditions of the Award, the requirements of law and of all regulatory agencies having jurisdiction over the issuance and delivery of the securities.

         Section 12. Capital Adjustments. If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Awards may be granted under the Plan.



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         Section 13. Amendment, Suspension, or Termination of Plan. The Board of
Directors or the Committee may at any time suspend or terminate the Plan and may amend it from time to time in such respects as the Board of Directors or the Committee may deem advisable in order that the rights granted hereunder shall conform to any change in the law, or in any other respect which the Board of Directors or the Committee may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without the participant's consent, alter or impair any of the rights or obligations under any Award rights theretofore granted to him under the plan; and provided further that no such amendment shall, without shareholder approval: increase the total number of shares available for Awards under the Plan (except as provided by Section 12 hereof); effect any change to the Plan which is required to be approved by the Company's Shareholders by law, including, without limitation, the Internal Revenue Code of 1986, as amended.

         Section 14. Waiver of Conditions. Notwithstanding any provision of the Plan, in the event a participant dies, becomes disabled, retires as an employee, officer or director of, or as an advisor, consultant or independent contractor to, the Company, the Committee shall have the discretion to waive any conditions in the retiree's Award.

         Section 15. Effective Date. The effective date of the Plan is June 16, 1995 (the "Effective Date").

         Section 16. Termination Date. Unless the Plan shall have been previously terminated by the Committee, it shall terminate on June 15, 2005, except as to any Awards that are outstanding under the Plan at that time and no Awards shall be granted after that time.



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         Adopted by the Board of Directors on June 16, 1995 and approved by the
Company's Shareholders on June 26, 1996.

         Amended by the Compensation Committee on January 24, 1997 and approved by the Company's Shareholders on June 20, 1997 to conform with recent amendments to SEC Rule 16b-3, and to permit greater flexibility in the administration of the plan.

         Amended by the Board of Directors on June 19, 1998 to add stock grants to members of the Audit Committee (not to just the Compensation Committee) who are not officers or employees of the Company.

         Amended by the Compensation Committee on October 25, 2001 to be effective January 1, 2002 to change the automatic stock grants to a quarterly basis rather than monthly and to change automatic stock grants to standing committees of the Board.



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